UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

The following directors and officers of the Registrant entered into individual sales plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of the Registrant’s Class A Common Stock (each, a “10b5-1 Plan”): John C. Geist, Vice President-Sales, on November 12, 2014; Kathleen H. Wade, Vice President-Legal and Corporate Secretary, on November 12, 2014; and Pearson C. Cummin, III, Director, on November 14, 2014. The maximum number of shares that may be sold pursuant to these 10b5-1 Plans is 5,626 shares.

In addition, on November 14, 2014, C. James Koch, Chairman and Founder of the Registrant, entered into a 10b5-1 Plan under which a maximum of 40,000 shares of Class A Common Stock may be sold. All shares that may be sold under Mr. Koch’s 10b5-1 Plan will be shares of Class A Common Stock that Mr. Koch was issued by the Registrant on November 4, 2014, upon the conversion of a like number of shares of Class B Common Stock, as is Mr. Koch’s right under the Registrant’s Articles of Organization.

The purpose of each 10b5-1 Plan is to provide liquidity and investment diversification. Once executed, transactions under each 10b5-1 Plan will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: November 19, 2014	/s/ William F. Urich
William F. Urich
Chief Financial Officer & Treasurer
(Signature)*

*Print name and title of the signing officer under his signature.

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